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                                                                     EXHIBIT 2.2

                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                January 19, 2000

                                     between

                                BAMBOO.COM, INC.

                                       and

                          INTERNET PICTURES CORPORATION









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                                                                            PAGE



                                TABLE OF CONTENTS

                             ----------------------

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                                                                                               PAGE
ARTICLE 1
         DEFINITIONS
SECTION 1.01.  Definitions......................................................................1

ARTICLE 2
         THE MERGER
SECTION 2.01.  The Merger.......................................................................1
SECTION 2.02.  Cancellation of Shares...........................................................2

ARTICLE 3
         THE SURVIVING CORPORATION
SECTION 3.01.  Certificate of Incorporation.....................................................2
SECTION 3.02.  By-Laws..........................................................................2
SECTION 3.03.  Directors and Officers...........................................................2
SECTION 3.04.  Name of the Surviving Corporation................................................2

ARTICLE 4
         MISCELLANEOUS
SECTION 4.01.  Amendments; No Waivers...........................................................2
SECTION 4.02.  Expenses.........................................................................3
SECTION 4.03.  Successors and Assigns...........................................................3
SECTION 4.04.  Governing Law....................................................................3
SECTION 4.05.  Counterparts; Effectiveness......................................................3
SECTION 4.06.  Entire Agreement.................................................................3
SECTION 4.07.  Severability.....................................................................3







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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated as of January 19, 2000 between bamboo.com, Inc., a Delaware corporation ("PARENT"), and Internet Pictures Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("SUBSIDIARY").

         The parties hereto agree as follows:



                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

         "DELAWARE LAW" means the General Corporation Law of the State of Delaware.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "SUBSIDIARY STOCK" means the common stock, par value $0.001 per share, of Subsidiary; Parent is owner of record of 100% of the outstanding Subsidiary Stock, the Subsidiary Stock being the only stock of Subsidiary outstanding.



                                    ARTICLE 2
                                   THE MERGER

         SECTION 2.01. The Merger. (a) On the Effective Date (as defined below), Subsidiary shall be merged (the "MERGER") with and into Parent in accordance with Delaware Law, whereupon the separate existence of Subsidiary shall cease, and Parent shall be the surviving corporation (the "SURVIVING CORPORATION").

         (b) As soon as practicable after the execution of this Agreement, Parent and Subsidiary will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the "EFFECTIVE DATE") as the certificate of merger is duly filed with the





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Secretary of State of the State of Delaware (or at such later time as may be specified in the certificate of merger).

          (c) From and after the Effective Date, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of Parent and Subsidiary, all as provided under Delaware Law.

         SECTION 2.02. Cancellation of Shares. As of the Effective Date, each share of Subsidiary Stock shall be surrendered and cancelled. No shares of stock of Parent or other consideration shall be issued in exchange therefore.

                                    ARTICLE 3
                            THE SURVIVING CORPORATION

         SECTION 3.01. Certificate of Incorporation. The certificate of incorporation of Parent shall be the certificate of incorporation of the Surviving Corporation.

         SECTION 3.02. By-Laws. The By-Laws of Parent in effect on the Effective Date shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable law.

         SECTION 3.03. Directors and Officers. From and after the Effective Date, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Parent as of the Effective Date shall be the directors of the Surviving Corporation and (ii) the officers of Parent as of the Effective Date shall be the officers of the Surviving Corporation.

         SECTION 3.04. Name of the Surviving Corporation. From and after the Effective Date, pursuant to Section 253 of the Delaware Law, the name of the Surviving Corporation shall be "Internet Pictures Corporation."

                                    ARTICLE 4
                                  MISCELLANEOUS

         SECTION 4.01. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Date if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.


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         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 4.02. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by Parent.

         SECTION 4.03. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

         SECTION 4.04. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

         SECTION 4.05. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

         SECTION 4.06. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement.

         SECTION 4.07. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby shall be consummated as originally contemplated to the fullest extent possible.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      BAMBOO.COM, INC.



                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                      INTERNET PICTURES CORPORATION



                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:



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